UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2015

Stuart King Capital Corp.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

333-176953	45-2723926
(Commission File Number)	(IRS Employer Identification No.)

1500 Cliff Branch Drive, Henderson, NV	89014
(Address of Principal Executive Offices)	(Zip Code)

(702) 576-2365
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

      .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On February 3, 2015, Eric Anderson resigned from all officer and director positions in the registrant and appointed David Koons to serve as sole director, president, secretary and treasurer until the next regularly schedule election of directors.

David Koons is focused on designing and deploying whole system initiatives to improve business performance. He is an internationally recognized expert in achieving results.

A military veteran with eight years in the US Marine Corp, one of David’s first entrepreneurial ventures resulted in building a multi-million dollar business in three short years.  With a dual focus on marketing and operations, David keeps the focus on the customer while creating an efficient operation.

With over 20 years of military, corporate and entrepreneurial success in his arsenal, David delivers meaningful and measurable results to internal and external clients.

Having successfully worked to bring ISO certification to multiple companies, David keeps the focus on quality at every turn. Having worked in a dozen different industries, David brings a knowledge of best-practices to every endeavour.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a. None

b. Exhibits

Number                               Exhibit

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None.

Date: February 19, 2015	Stuart King Capital Corp.

	By:	/s/ David Koons
Name: David Koons
Title: President